UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 14, 2019

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2019, Lipocine Inc. (the “Company” or “Lipocine”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of an aggregate of (i) 10,450,000 Class A Units, each consisting of one share of common stock, $0.0001 par value per share (the “Shares”) and one warrant (the “Common Warrants”) to purchase one share of the Company’s common stock, and (ii) 1,550,000 Class B Units (together with the Class A Units the “Units”), each consisting of one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of the Company’s common stock and one Common Warrant. The Company will pay to the Placement Agent a cash fee equal to 5.5% of the gross proceeds generated from the sale of the Units.

The Pre-Funded Warrants to be issued in the offering will be exercisable beginning on the closing date and will remain exercisable until fully exercised and have an initial exercise price equal to $0.0001 per share, subject to adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s Common Stock.

The Common Warrants to be issued in the offering will be exercisable beginning on the closing date and expire on the fifth anniversary of the closing date and have an initial exercise price equal to $0.50 per share, subject to adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s Common Stock.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The Company intends to use the net proceeds from the sale of the Units for working capital and general corporate purposes.

Also on November 14, 2019, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional purchasers of the Units. The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of 10,450,000 Class A Units at an offering price of $0.50 per Class A Unit and 1,550,000 Class B Units at an offering price of $.4999 per Class B Unit, for gross proceeds of approximately $6 million before deducting the Placement Agent’s fees and related offering expenses. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

Under the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s common stock or common stock equivalents from November 14, 2019 until January 13, 2020 (the “Restricted Period”), other than certain exempt issuances including, but not limited to, securities issued pursuant to the Company’s equity compensation plans. The officers and directors of the Company have also agreed, pursuant to individual lock-up agreements, not to sell, hypothecate, pledge or otherwise dispose of any shares of the Company’s common stock or any security convertible, exchangeable or exercisable into, shares of common stock of the Company during the Restricted Period.

In addition, each institutional investor who entered into the Purchase Agreement has entered into a Leak-Out Agreement with the Company (each, a "Leak-Out Agreement" and collectively, the "Leak-Out Agreements") wherein each investor who is party to a Leak-Out Agreement (together with certain of its affiliates) has agreed to not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any trading day from the public announcement of the Offering and ending at 4:00 pm (New York City time) on December 30, 2019, shares of Common Stock, or shares of Common Stock underlying any Common Stock equivalents held by such investor on the date of the Leak-Out Agreements, including the Warrant Shares, in an amount more than its pro rata portion of 35% of the trading volume of the Common Stock, subject to certain exceptions. This restriction will not apply to any actual "long" (as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended) sales by such investor (together with certain of its affiliates) at or above $0.65 or to any long sales of shares of Common Stock purchased in open market transactions by such investor (together with certain of its affiliates) during the restricted period. Further, this restriction will not apply to sales or transfers of any such shares of Common Stock in transactions which do not need to be reported on the Nasdaq consolidated tape so long as the purchaser or transferee executes and delivers a Leak-Out Agreement. After such sale or transfer, future sales of the securities covered by the Leak-Out Agreement by the original owner (together with certain of its affiliates) and the purchaser or transferee will be aggregated to determine compliance with the terms of the Leak-Out Agreements.

The securities are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-220942), which was declared effective by the Securities Exchange Commission (the “SEC”) on November 21, 2017, and the base prospectus included therein, as amended and supplemented by the preliminary prospectus supplement filed with the SEC on November 13, 2019 and the final prospectus supplement filed with the SEC on November 14, 2019. The offering is expected to close on or about November 18, 2019, subject to satisfaction of customary closing conditions.

The Placement Agency Agreement and Purchase Agreement are filed as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The form of the Pre-Funded Warrant and form of the Common Warrant are attached as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Placement Agency Agreement, Purchase Agreement, Pre-Funded Warrants and Common Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibits.

The Placement Agency Agreement and Purchase Agreement are attached hereto as exhibits to provide interested persons with information regarding the sale of the Shares, but are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agency Agreement and Purchase Agreement were made only for purposes of such agreement and as of specific dates; were solely for the benefit of the parties thereto; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Placement Agency Agreement and Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures or statements by the Company. Accordingly, investors should read the representations and warranties in the Placement Agency Agreement and Purchase Agreement not in isolation but only in conjunction with the other information about the Company included in reports, statements and other filings made with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s anticipated offering of the Units. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include the ability of the Company to satisfy certain conditions to closing the offering on a timely basis or at all, the uncertain amount of funds to be raised from the offering, the terms of the securities sold in the offering, as well as other risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC on March 6, 2019 and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 8.01	Other Events.

In connection with the offering, on November 14, 2019, Lipocine issued a press release announcing that it had priced the offering of the Units, which press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant

4.2	Form of Common Warrant

10.1	Placement Agency Agreement, dated as of November 14, 2019, by and between Lipocine, Inc. and Roth Capital Partners, LLC

10.2	Securities Purchase Agreement, dated as of November 14, 2019, by and between Lipocine, Inc. and the purchasers identified on the signature pages thereto

99.1	Press Release dated November 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	November 14, 2019	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer